UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 14, 2011

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 14, 2011, The PNC Financial Services Group, Inc. issued a press release announcing that it submitted a redemption notice to the property trustee for redemption on November 15, 2011 of $750,000,000 of Trust Preferred Securities issued by the National City Capital Trust II (NYSE:NCCPRA) CUSIP 63540T200 (the “Trust Preferred Securities”). The Trust Preferred Securities have a current distribution rate of 6.625% and an original scheduled maturity date of November 15, 2036. The redemption price will be $25 per Trust Preferred Security plus any accrued and unpaid distributions to the redemption date of November 15, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011	The PNC Financial Services Group, Inc.

	By:	/s/ Gregory H. Kozich
Name: Gregory H. Kozich
Title: Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated October 14, 2011	Filed herewith